EXHIBIT 10.12

Certificate regarding Approval of Amendment of Section 3(b) of the
Abercrombie & Fitch Co. Amended and Restated 2007 Long-Term Incentive Plan
by Board of Directors of Abercrombie & Fitch Co. on August 20, 2014

The undersigned hereby certifies that he is the duly elected, qualified and acting Senior Vice President, General Counsel and Secretary of Abercrombie & Fitch Co., a Delaware corporation (the “Company”); that a regular meeting of the Board of Directors of the Company was duly called and held on August 20, 2014, at which regular meeting a quorum of the directors of the Company was at all times present; and that the Board of Directors duly approved the amendment of Section 3(b) of the Abercrombie & Fitch Co. Amended and Restated 2007 Long-Term Incentive Plan to read as set forth on Annex A attached hereto and incorporated herein by this reference.

IN WITNESS WHEREOF, the undersigned Senior Vice President, General Counsel and Secretary of Abercrombie & Fitch Co., acting for and on behalf of the Company, has hereunto set his hand this 6th day of September, 2016.

/s/ Robert E. Bostrom

Robert E. Bostrom
Senior Vice President, General Counsel and Secretary of Abercrombie & Fitch Co.

Annex A
Abercrombie & Fitch Co.

Amendment to Section 3(b) of Abercrombie & Fitch Co.
Amended and Restated 2007 Long-Term Incentive Plan

3. Administration

(b) Manner of Exercise of Committee Authority. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3 or qualifying Awards under Code Section 162(m) as performance-based compensation, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may delegate the administration of the Plan to one or more officers or employees of the Company, and such administrator(s) may have the authority to grant Awards under the Plan, as may be determined by the Committee from time to time, to execute and distribute Award agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to Awards, to process or oversee the issuance of Stock under Awards, to interpret and administer the terms of Awards and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Awards under the Plan, provided that in no case shall any such administrator be authorized (i)  to take any action that would result in the loss of an exemption under Rule 16b-3 for Awards granted to or held by Participants who at the time are subject to Section 16 of the Exchange Act in respect of the Company or that would cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify, (ii) to take any action inconsistent with Section 157 and other applicable provisions of the Delaware General Corporation Law, or (iii) to make any determination required to be made by the Committee under the New York Stock Exchange corporate governance standards applicable to listed company compensation committees (currently, Rule 303A.05). Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include any such administrator. The Committee established pursuant to Section 1.3(a) and, to the extent it so provides, any subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval or modification by the Committee.